Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-130048) and related prospectus and in the Registration Statements on Form S-8 (Nos. 333-136957, 333-110696, 333-100971 and 333-11650) of B.O.S Better Online Solutions Ltd. (“BOS”) of our report dated March 31, 2008, with respect to the consolidated financial statements of BOS, included in this Annual Report on Form 20-F for the year ended December 31, 2007.

Tel Aviv Israel June 29, 2008	/s/ KOST, FORER GABBAY & KASIERER KOST, FORER GABBAY & KASIERER A Member of Ernst & Young Global